UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2018

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2018, FirstEnergy Solutions Corp. (FES), a wholly owned subsidiary of FirstEnergy Corp. (FE), borrowed $500 million from FE under the Credit Agreement, dated as of December 6, 2016, among FES, as Borrower, FirstEnergy Generation, LLC, a wholly-owned subsidiary of FES, and FirstEnergy Nuclear Generation, LLC, a wholly-owned subsidiary of FES, as Guarantors, and FE, as Lender (Credit Agreement). The committed line of credit available under the Credit Agreement has now been fully utilized by FES.

The material terms and conditions of the Credit Agreement are summarized in Items 1.01 and 2.03 of the Current Report on Form 8-K filed by FE and FES with the Securities Exchange Commission on December 6, 2016 (Prior Form 8-K). The summary of the Credit Agreement is qualified in its entirety by the text of the Credit Agreement, which was filed as Exhibit 10.4 to the Prior Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2018

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Kevin T. Warvell
Kevin T. Warvell Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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